UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2019

Vivos Inc.

(Exact name of registrant as specified in its charter)

Delaware	00-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

719 Jadwin Avenue

Richland, WA 99352

(Address of principal executive offices)

(509) 736-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section (12)b of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.001	RDGL	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 3.03 Material Modification to Rights of Security Holders.

See Item 5.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 26 2019, Vivos Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation, as amended (“Charter”) (the “Amendment”), a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K, with the Secretary of State of the State of Delaware to effect a 1-for-8 reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”), with an effective date of June 25, 2019 at 11:59 p.m. Eastern Time (the “Reverse Split”). In addition, the Amendment decreased the number of shares of Common Stock authorized for issuance under the Company’s Charter from 2 billion shares to 950 million shares (the “Change in Authorized”).

As disclosed in the Company’s Definitive Information Statement, as amended (“Information Statement”), filed with the Securities and Exchange Commission (“SEC”) on May 22, 2019 and mailed to the Company’s stockholders on or about June 3, 2019, the Reverse Split and Change in Authorized were approved by the Company’s Board of Directors and by written consent of holders of a majority of the Company’s outstanding voting securities on March 28, 2019. More information about the Reverse Split and Change in Authorized can be found in the Company’s Information Statement.

As a result of the Reverse Split, every eight shares of the Company’s issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of the Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Split. No fractional shares of Common Stock will be issued in connection with the Reverse Split; instead, any stockholder who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Split shall be entitled to receive a cash payment in lieu thereof based on the 5-day volume weighted average price of the Company’s Common Stock immediately prior to the Reverse Split.

The Reverse Split was approved by the Financial Industry Regulation Authority (“FINRA”) on June 27, 2019, and began trading on the OTC:PINK marketplace at the opening of trading on June 28, 2019 under the symbol “RDGLD.” The “D” will appear on the Company’s ticker symbol for the next 20 business days. The Company’s new CUSIP number will be 92858K204.

The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events

On June 26, 2019, the Company issued a press release announcing the Company’s plans to effect the Reverse Split and Change in Authorized, and providing certain information to stockholders. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. On June 27, 2019, the Company issued a corrective press release regarding the timing of the Reverse Split, a copy of which is attached as Exhibit 99.2 to this Press Release.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivos Inc.

Date: July 2, 2019
	By:	/s/ Michael K. Korenko
	Name:	Michael K. Korenko
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Vivos Inc., as amended, dated June 26, 2019.
99.1	Press Release, dated June 26, 2019
99.2	Corrective Press Release, dated June 27, 2019